EXHIBIT 99.1

Eagle Bancorp Announces Third Quarter Earnings and Declares Quarterly Cash Dividend

HELENA, Mont., April 19, 2007 (PRIME NEWSWIRE) -- Eagle Bancorp ("Eagle") (OTCBB:EBMT), the stock holding company of American Federal Savings Bank (the "Bank"), reported net income of $453,000, or $0.42 per share ($0.37 per share diluted), for the three months ended March 31, 2007. These earnings represent an increase of 12.4% over the $403,000 earned for the quarter ended March 31, 2006. Earnings for the nine month period ended March 31, 2007 were $1.336 million, or $1.25 per share ($1.11 per share diluted), a decrease of $11,000, or 0.8%, compared to $1.347 million earned for the nine month period ended March 31, 2006.

Also today, Eagle's Board of Directors declared a quarterly cash dividend of $0.22 per share for the third quarter of Eagle's fiscal year. The dividend is payable May 18, 2007 to shareholders of record at the close of business on May 4, 2007.

The increase in net income of $50,000 for the third quarter was the result of increases in noninterest income of $70,000 and net interest income of $48,000, offset by an increase in non-interest expense of $26,000. Eagle's tax provision was $42,000 higher in the current quarter. Noninterest income increased due to an increase in gain on sale of loans, as the Bank chose to sell a higher percentage of its mortgage originations this quarter. The collection of interest on a large commercial loan which had previously been on non-accrual contributed to the increase in net interest income. Eagle's annualized return on assets was 0.76% and its annualized return on equity was 7.51% for the quarter, compared with 0.75% and 7.17%, respectively, for the same quarter in 2006.

Total interest and dividend income increased by $599,000 to $3.26 million for the quarter ended March 31, 2007 from $2.661 million for the quarter ended March 31, 2006. This was due to increases in interest on loans of $531,000 and interest on securities available-for-sale of $61,000. Total interest expense increased $551,000 to $1.532 million for the quarter ended March 31, 2007 from $981,000 for the quarter ended March 31, 2006. Interest on deposits increased by $302,000 and interest on borrowings increased $249,000.

Earnings for the nine month period ended March 31, 2007 were $1.336 million, or $1.25 per share ($1.11 per share diluted), a decrease of $11,000, or 0.8%, compared to $1.347 million, or $1.25 per share ($1.12 per share diluted) for the nine month period ended March 31, 2006. The decrease in net income for the period was the result of an increase in noninterest expense of $74,000 and a decrease in net interest income of $28,000, partially offset by an increase in noninterest income of $39,000. Eagle's tax provision was $52,000 lower in the current period. Eagle's annualized return on assets was 0.76% and its annualized return on equity was 7.59%, compared with 0.85% and 8.01%, respectively, for the same nine-month period in 2006.

Total assets increased $15.4 million, or 6.8%, to $241.6 million at March 31, 2007 from $226.2 million at June 30, 2006. Loans receivable increased $10.4 million, or 7.4%, to $151.3 million from $140.9 million. Investment securities available-for-sale increased $3.1 million, or 4.8%, to $67.3 million from $64.2 million. Deposits increased $7.1 million, or 4.1%, to $181.4 million from $174.3 million. Advances and other borrowings increased $6.3 million, to $28.7 million from $22.4 million. Total stockholders' equity increased $1.8 million, or 8.0%, to $24.3 million at March 31, 2007 from $22.5 million at June 30, 2006. This was a result of net income for the period of $1.336 million and a decrease in accumulated other comprehensive loss of $881,000 (mainly due to a decrease in net unrealized loss on securities available-for-sale). These were partially offset by dividends paid and purchases of treasury stock.

American Federal Savings Bank was formed in 1922 and is headquartered in Helena, Montana. It has additional branches in Butte, Bozeman and Townsend. Eagle's common stock trades on the OTC Bulletin Board under the symbol "EBMT." Eagle is a subsidiary of Eagle Financial MHC, a federal mutual holding company formed in 2000, which owns approximately 59.7% of Eagle Bancorp's common stock.

This release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Eagle intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions.

Financial highlights for Eagle Bancorp follow.

 EAGLE BANCORP AND SUBSIDIARY
 (consolidated)
 (Dollars in Thousands)
                                                 March 31,    June 30,
                                                   2007         2006
                                                (Unaudited)  (Audited)
 ASSETS

 Cash and due from banks                             3,808       2,844
 Interest-bearing deposits with banks                  188          27
                                                   -------     -------
 Total cash and cash equivalents                     3,996       2,871

 Investment securities
  available-for-sale, at market value               67,317      64,198
 Investment securities held-to-maturity,
  at cost                                              951       1,018
 Investment in Eagle Bancorp Statutory
  Trust I                                              155         155
 Federal Home Loan Bank stock, at cost               1,315       1,315
 Mortgage loans held-for-sale                        1,766         918
 Loans receivable, net of deferred loan
  fees and allowance for loan losses of
  $523 at March 31, 2007 and $535 at
  June 30, 2006                                    151,256     140,858
 Accrued interest and dividends
  receivable                                         1,303       1,211
 Mortgage servicing rights, net                      1,659       1,722
 Property and equipment, net                         5,844       5,962
 Cash surrender value of life insurance              5,713       5,230
 Real estate acquired in settlement of
  loans, net of allowance for losses                     0           0
 Other assets                                          371         720
                                                   -------     -------

         Total assets                              241,646     226,178
                                                   =======     =======

 LIABILITIES
 Deposit accounts:

    Noninterest bearing                             13,552      12,575
    Interest bearing                               167,806     161,767
                                                   -------     -------
         Total Deposits                            181,358     174,342

 Advances from Federal Home Loan Bank
     and Other Borrowings                           28,696      22,371
 Long-Term Subordinated Debentures                   5,155       5,155
 Accrued expenses and other liabilities              2,058       1,765
                                                   -------     -------
         Total liabilities                         217,267     203,633

 EQUITY
 Preferred stock (no par value,
  1,000,000 shares authorized, none
  issued or outstanding)                               --          --
 Common stock (par value $0.01 per share;
  9,000,000 shares authorized; 1,223,572
  shares issued; 1,085,357 and 1,091,722
  shares outstanding at March 31, 2007
  and June 30, 2006, respectively)                      12          12
 Additional paid-in capital                          4,358       4,274
 Unallocated common stock held by ESOP                (101)       (129)
 Treasury stock, at cost                            (4,726)     (4,521)
 Retained earnings                                  25,102      24,056
 Accumulated other comprehensive (loss)
  income                                              (266)     (1,147)
                                                   -------     -------
         Total equity                               24,379      22,545

         Total liabilities and equity              241,646     226,178
                                                   =======     =======

                    EAGLE BANCORP AND SUBSIDIARY
                   Consolidated Statements of Income
               (In Thousands, except for Per Share Data)

                           Three Months Ended      Nine Months Ended
                                March 31,             March  31,
                               (unaudited)           (unaudited)
                         ---------------------   ---------------------
                            2007        2006        2007       2006
                         ---------   ---------   ---------   ---------
 Interest and
  Dividend Income:
 Interest and fees
  on loans                   2,509       1,978       7,198       5,665
 Interest on deposits
  with banks                    11           5          39          52
 FHLB Stock dividends            3           0           4           0
 Securities
  available-for-sale           726         665       2,082       1,928
 Securities
  held-to-maturity              11          13          33          40
                         ---------   ---------   ---------   ---------
        Total
         interest and
         dividend
         income              3,260       2,661       9,356       7,685
                         ---------   ---------   ---------   ---------

 Interest Expense:
 Deposits                    1,072         770       3,048       2,153
 Advances and other
  borrowings                   385         136       1,071         340
 Subordinated
  debentures                    75          75         225         152
                         ---------   ---------   ---------   ---------
        Total
         interest
         expense             1,532         981       4,344       2,645
                         ---------   ---------   ---------   ---------

 Net Interest Income         1,728       1,680       5,012       5,040
 Loan loss provision             0           0           0           0
                         ---------   ---------   ---------   ---------
 Net interest income
  after loan loss
  provision                  1,728       1,680       5,012       5,040
                         ---------   ---------   ---------   ---------

 Noninterest income:
 Net gain on sale of
  loans                        153          70         462         371
 Demand deposit
  service charges              114         124         377         403
 Mortgage loan
  servicing fees               134         138         405         459
 Net gain (loss) on
  sale of
  available-for-sale
  securities                    (5)        (10)         (4)         (9)
 Other                         148         152         433         410
                         ---------   ---------   ---------   ---------
        Total
         noninterest
         income                544         474       1,673       1,634
                         ---------   ---------   ---------   ---------
 Noninterest expense:
 Salaries and
  employee benefits            943         918       2,695       2,656
 Occupancy expenses            135         140         410         398
 Furniture and
  equipment
  depreciation                  69          78         216         235
 In-house computer
  expense                       70          66         211         201
 Advertising expense            43          40         196         156
 Amortization of mtg
  servicing fees                66          67         215         265
 Federal insurance
   premiums                      5           6          16          18
 Postage                        25          27          64          69
 Legal, accounting,
  and examination
  fees                          54          39         178         134
 Consulting fees                20          14          56          44
 ATM processing                 13          12          35          36
 Other                         217         227         645         651
                         ---------   ---------   ---------   ---------
        Total
         noninterest
         expense             1,660       1,634       4,937       4,863
                         ---------   ---------   ---------   ---------
 Income before
  provision for
  income taxes                 612         520       1,748       1,811
                         ---------   ---------   ---------   ---------
 Provision for
  income taxes                 159         117         412         464
                         ---------   ---------   ---------   ---------

 Net income                    453         403       1,336       1,347
                         =========   =========   =========   =========

 Earnings per share           0.42        0.37        1.25        1.25
                         =========   =========   =========   =========

 Diluted earnings
  per share                   0.37        0.33        1.11        1.12
                         =========   =========   =========   =========
 Weighted average
  shares outstanding
  (basic eps)            1,072,347   1,077,376   1,072,849   1,078,540
                         =========   =========   =========   =========
 Weighted average
  shares outstanding
  (diluted eps)          1,210,162   1,205,562   1,209,011   1,204,411
                         =========   =========   =========   =========

CONTACT:  Eagle Bancorp
          Larry A. Dreyer, President and Chief Executive Officer
            (406) 457-4012
          Peter J. Johnson, Executive Vice President and CFO
            (406) 457-4006